Exhibit 99.1

Contact:
Christopher J. Zyda
Senior Vice President &

Chief Financial Officer

Phone: (415) 978-3000
Email: ir@luminentcapital.com

LUMINENT MORTGAGE CAPITAL, INC. ANNOUNCES 3rd QUARTER EARNINGS

•	Quarterly dividend of $0.11 per share: annualized dividend yield of 6.2%

•	REIT taxable net income of $7.5 million, or $0.18 per share

•	First securitization November 2005; successful portfolio diversification

•	Share repurchase program announced

SAN FRANCISCO, CA November 9, 2005 – Luminent Mortgage Capital, Inc. (NYSE: LUM) today reported net income for the quarter ended September 30, 2005 of $5.2 million, or $0.13 diluted earnings per share, and REIT taxable net income for the quarter ended September 30, 2005 of $7.5 million, or $0.18 per share. REIT taxable net income is the basis upon which Luminent determines its dividends to stockholders. The principal difference between GAAP net income and REIT taxable net income relates to the timing of the recognition of realized gains or losses on Eurodollar futures contracts and swaption contracts used in Luminent’s liability management strategy. For the first nine months of 2005, net income was $30.4 million or $0.79 diluted earnings per share.

Luminent declared a third quarter dividend of $0.11 per share which was paid on November 9, 2005 to stockholders of record on October 12, 2005. Based on its per share closing stock price of $7.09 on November 8, 2005, the $0.11 third quarter dividend equates to an annualized dividend yield of 6.2%.

“Conditions in our high quality, short duration Spread portfolio remain challenging,” said Gail P. Seneca, Chairman of the Board and Chief Executive Officer. “Federal Reserve interest rate hikes continue to pressure the income returns of this portfolio. Luminent’s cost of funds rises with each increase in the Federal Funds rate, while rate resets on our assets occur less frequently. We expect that these difficult conditions will persist in the near term.”

“We have begun executing on our portfolio diversification strategy introduced earlier this year, and we are pleased with our progress. We are building a residential mortgage credit portfolio to increase our spreads, reduce our sensitivity to interest rates and stabilize our dividend at an attractive level. We have designed this strategy to minimize interest rate risk through match funding and hedging. Currently, the return on equity in this portfolio is approximately 14%.”

“We have built a seasoned professional team and a highly efficient infrastructure, enabling us to compete effectively as conditions in the mortgage market change,” said Trez Moore, President and Chief Operating Officer. “Over time, the powerful combination of our residential mortgage credit portfolio and our high quality spread portfolio should produce strong and sustainable returns.”

At September 30, 2005, the composition of our $4.8 billion in mortgage assets was as follows: 93.4% hybrid adjustable-rate mortgages; 1.7% adjustable-rate mortgages; 1.1% short balloon mortgages and 3.8% other credit sensitive mortgage-backed securities. Approximately 65.2% of our assets were invested in agency securities, 28.0 % in AAA-rated securities, 3.8% in securities rated below AAA and 3.0% in residential mortgage loans.

At September 30, 2005, the weighted-average coupon of our total mortgage assets was 4.67%. For the third quarter of 2005, our weighted-average yield on average total earning assets was 3.79%.

At September 30, 2005, total liabilities, including repurchase agreements, junior subordinated notes and warehouse lending facilities, were $4.4 billion. On a GAAP basis, which includes the impact of futures amortization, our cost of liabilities for the quarter was 3.29% and our net interest spread for the quarter was 0.50%. Adjusting for the impact of futures amortization, which is a lagging indicator, our cost of liabilities for the quarter was 3.23% and our net interest spread for the quarter was 0.56%. Net interest spread adjusted for futures amortization is an important driver of taxable income, which in turn, drives our dividend.

The principal payment rate on our mortgage-backed securities portfolio, the annual rate of principal paydowns relative to the outstanding balance of our mortgage backed securities was 33 for the quarter ended September 30, 2005. At September 30, 2005, the weighted-average amortized cost of Luminent’s mortgage-backed securities was 101.1% of face amount, excluding residual interests which were purchased at deep discounts.

Luminent’s book value at September 30, 2005 was $414.8 million, or $10.17 per share. The book value at September 30, 2005 includes the impact of the cash distribution of $0.11 per share for the third quarter and the marks-to-market on its portfolio. Luminent’s book value per share, excluding the unrealized marks-to-market on its portfolio and interest rate swaps, was $12.53 per share at September 30, 2005. We believe that book value per share without the impact of unrealized marks-to-market is an important disclosure because Luminent intends to hold its short duration mortgage-backed securities and interest rate swaps portfolio to maturity.

Leverage, defined as total repurchase agreements plus warehouse lending facilities and junior subordinated notes divided by total stockholders’ equity, at September 30, 2005 was 10.7 times. Leverage, calculated using stockholders’ equity excluding the unrealized marks-to-market on the mortgage-backed securities portfolio and our interest rate swaps was 8.7 times at September 30, 2005.

Luminent completed its first securitization of mortgage loans on November 2, 2005. The total amount of securities offered was $520.6 million. Details of the offering will be available on Bloomberg under LUM 2005-1.

Luminent was formed in April 2003, completed its initial public offering in December 2003 and trades on the New York Stock Exchange under the ticker “LUM.” Luminent is organized and conducts its operations so as to qualify as a real estate investment trust for federal income tax purposes. Luminent’s principal activity is to invest in mortgage-backed securities and mortgage loans, thereby providing capital to the residential housing market. Luminent’s website can be found at www.luminentcapital.com.

Luminent will hold a third quarter 2005 earnings conference call on Wednesday, November 9, 2005 at 10:00 a.m. PST. The dial-in number is 1-800-901-5248 and the passcode is 62312149. A replay of the call will be available through November 16, 2005. The replay number is 1-888-286-8010 and the passcode is 12330795. The call will be webcast and can be accessed at Luminent’s website at www.luminentcapital.com or through CCBN’s individual investor center at www.fulldisclosure.com. A webcast replay will be archived for one year on the Event Calendar page at .

The international dial-in number is 1-617-786-4512 and the passcode is 62312149. The international replay number is 1-617-801-6888 and the passcode is 12330795.

This news release and Luminent’s filings with the Securities and Exchange Commission contain forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Luminent’s control and are based on the information currently available to Luminent’s management. Luminent faces many risks that could cause its actual performance to differ materially from the results expressed or implied by its forward-looking statements, including, without limitation, the possibilities that interest rates may change, that principal payment rates may change, that mortgage-backed securities or mortgage loans may not be available for purchase on favorable terms, that borrowings to finance the purchase of assets may not be available on favorable terms, that Luminent may not be able to maintain its dividend or the yield on its common stock, that Luminent may not be able to maintain its qualification as a REIT for federal income tax purposes, that Luminent may experience the risks associated with investing in real estate, including changes in business conditions and the general economy, that our recently adopted business strategy to purchase mortgage loans for securitization may not be successful, and that Luminent’s strategies may not be effective (including portfolio management and hedging strategies and strategy to protect net interest spreads). Luminent’s filings with the Securities and Exchange Commission contain a more complete description of these and many other risks to which Luminent is subject. Because of those risks, Luminent’s actual results, performance or financial condition may differ materially from the results, performance or financial condition contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. Luminent assumes no responsibility to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

LUMINENT MORTGAGE CAPITAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,
(in thousands, except share and per share amounts)	2005	December 31, 2004
Assets:
Cash and cash equivalents	$10,690	$10,581
Mortgage-backed securities available-for-sale, at fair value	193,917	186,351
Mortgage-backed securities available-for-sale, pledged as collateral, at fair value	4,457,724	4,641,604
Loans held-for-investment	143,848	—
Interest receivable	21,404	18,861
Principal receivable	23,303	13,426
Derivative contracts, at fair value	9,451	7,900
Other assets	4,888	1,105

Total assets	$4,865,225	$4,879,828

Liabilities:
Repurchase agreements	$4,239,040	$4,436,456
Warehouse lending facilities	140,378	—
Junior subordinated notes	49,978	—
Cash distributions payable	4,502	15,959
Derivatives, at fair value	—	1,073
Accrued interest expense	14,338	17,333
Management compensation payable, incentive compensation payable, and other related party liabilities	1,543	2,952
Accounts payable and accrued expenses	660	552

Total liabilities	4,450,439	4,474,325

Stockholders’ Equity:

Preferred stock, par value $0.001:
10,000,000 shares authorized; no shares issued and outstanding at September 30, 2005 and December 31, 2004	—	—

Common stock, par value $0.001:
100,000,000 shares authorized; 40,770,410 and 37,113,011 shares issued and
outstanding at September 30, 2005 and December 31, 2004, respectively	41	37
Additional paid-in capital	515,973	478,457
Deferred compensation	(2,366)	(2,207)
Accumulated other comprehensive loss	(90,706)	(61,368)
Accumulated distributions in excess of accumulated earnings	(8,156)	(9,416)

Total stockholders’ equity	414,786	405,503

Total liabilities and stockholders’ equity	$4,865,225	$4,879,828

LUMINENT MORTGAGE CAPITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30,			September 30,
(in thousands, except share and per share amounts)	2005	2004		2005	2004
Revenues:
Net interest income:
Interest income	$46,346		$34,261	$131,324	$81,683
Interest expense	38,241		16,632	90,878	32,649

Net interest income	8,105		17,629	40,446	49,034
Other income (losses):
Other income (losses)	588		—	(311)	—
Losses on sales of mortgage-backed securities	(69)		—	(69)	—

Total other income (losses)	519		—	(380)	—

Expenses:
Management compensation expense to related party	1,074		1,096	3,254	2,969
Incentive compensation expense to related parties	255		1,367	1,128	3,463
Salaries and benefits	846		112	1,702	318
Professional services	512		191	1,588	836
Board of directors expense	116		52	351	171
Insurance expense	140		137	415	494
Custody expense	125		113	319	274
Other general and administrative expenses	327		67	937	261

Total expenses	3,395		3,135	9,694	8,786

		$
Net income	$5,229		14,494	$30,372	$40,248

Net income per share – basic	$0.13		$0.39	$0.79	$1.22

Net income per share – diluted	$0.13		$0.39	$0.79	$1.22

Weighted-average number of shares outstanding – basic	40,021,698		36,814,000	38,478,679	32,916,190

Weighted-average number of shares outstanding – diluted	40,226,523		36,867,233	38,615,869	32,938,893

LUMINENT MORTGAGE CAPITAL, INC.

ADDITIONAL FINANCIAL INFORMATION

(Unaudited)

REIT taxable net income is calculated according to the requirements of the Internal Revenue Code rather than GAAP. The following table reconciles GAAP net income to REIT taxable net income for the three and nine months ended September 30, 2005 and 2004:

	For the Three Months Ended	September 30,	For the Nine Months Ended	September 30,
(in thousands)	2005	2004	2005	2004
GAAP net income	$5,229	$14,494	$30,372	$40,248

Adjustments to GAAP net income:
Amortization of organizational costs	(8)	(8)	(24)	(24)
Add back of stock compensation expense for unvested stock options	—	1	2	5
Add back stock compensation expense for unvested restricted stock	358	458	1,370	899
Subtract stock compensation expense for vested restricted stock	(328)	—	(631)	—
Add back (subtract) net hedge ineffectiveness (gains)/losses on futures and interest rate swap contracts	590	244	(187)	108
Subtract dividend equivalent rights on restricted stock	(49)	(81)	(362)	(130)
Add back (subtract) amortization of net realized (gains)/losses on futures instruments	799	(685)	(1,395)	—
Add back net losses on sales of mortgage-backed securities	69	—	69	—
Add back/(subtract) realized and unrealized (gains)/losses on other derivative instruments	(592)	—	307	—
Add back net realized gains on futures contracts	1,415	2,514	1,400	2,475

Net adjustments to GAAP net income	2,254	2,443	549	3,333

REIT taxable net income	$7,483	$16,937	$30,921	$43,581

Undistributed REIT taxable net income for the three and nine months ended September 30, 2005 and 2004 was as follows:

	For the Three Months Ended		September 30,		For the Nine Months Ended		September 30,
(in thousands, except per share data)	2005		2004		2005		2004
Undistributed REIT taxable net income, beginning of period	$934		$673		$1,794		$281
REIT taxable net income earned during period	7,483		16,937		30,921		43,581
Distributions declared during period, net of dividend equivalent rights on restricted common stock	(4,452)		(15,830)		(28,750)		(42,082)
Undistributed REIT taxable net income, end of period	$3, 965		$1,780		$3,965		$1,780

Cash distributions per share declared during period	$0.11		$0.43		$0.74		$1.28

Percentage of REIT taxable net income distributed	59.5	%	93.5	%	93.0	%	96.6	%

During the three and nine months ended September 30, 2005, we distributed 59.5% and 93.0%, respectively, of the REIT taxable net income earned during those periods. For the year ending December 31, 2005, we intend to distribute at least 90% of our REIT taxable net income in order to retain our status as a REIT.

We believe that these presentations of our REIT taxable net income are useful to investors because they are directly related to the distributions we are required to make in order to retain our REIT status. REIT taxable net income entails certain limitations, and by itself it is an incomplete measure of our financial performance over any period. As a result, our REIT taxable net income should be considered in addition to, and not as a substitute for, our GAAP-based net income as a measure of our financial performance.